UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 18, 2007
Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of The Bahamas
(State or other Jurisdiction of Incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
Nassau, The Bahamas	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(242) 356-0006
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 18, 2007, the compensation committee (the "Committee") of the board of directors of Steiner Leisure Limited (the "Company") approved a new employment agreement with Robert C. Boehm, as Executive Vice President and General Counsel of the Company (the "New Employment Agreement"). This agreement was executed on that date. The New Employment Agreement, which is effective as of January 1, 2008 and expires on December 31, 2012, will replace an employment agreement between the Company and Mr. Boehm that will expire on December 31, 2007.

Among other things, the New Employment Agreement also provides for:

    A base salary in the amount of $331,100 and the opportunity to earn an annual bonus of 25% of base salary upon the attainment of 90% of the budgeted earnings per share of the Company for the year in question and additional bonus payments based on the Company's exceeding that 90% threshold for the year in question, up to a maximum bonus equal to the amount of the then current base salary.

    A grant of 10,000 restricted shares on the effective date of the agreement, one-third of which shares vest on each of the first three anniversaries of the date of grant.

    The right to receive specified annual equity grants as determined by the Committee.

    Payments toward the cost of term life insurance policy premiums and an opportunity to participate in the Company's benefit programs made available by the Company to its executive officers, including, without limitation, medical coverage and 401(k) retirement savings plan participation.

    Certain payments in the event of Mr. Boehm's death, disability, termination by the Company without cause or termination by Mr. Boehm for good reason (as defined in the New Employment Agreement and which includes a change in control of the Company) and in the event of non-renewal of the agreement by the Company.

    Restrictions on Mr. Boehm's use of confidential information of the Company and on competitive activities by Mr. Boehm during and after the term of the agreement.

The above summary of the New Employment Agreement is qualified in its entirety by reference to the New Employment Agreement, a copy of which is attached hereto as Exhibit 10.29(a) and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.29(a)	Employment Agreement dated December 18, 2007 between Steiner Leisure Limited and Robert C. Boehm.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEINER LEISURE LIMITED

Date: December 19, 2007	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer